www.ppbi.com
Investor Presentation
Investor Presentation
December 10, 2009
December 10, 2009
Steven R. Gardner
Steven R. Gardner
President & CEO
President & CEO

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The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. Actual results may differ from those projected in the forward-
looking statements. These forward-looking statements involve risks and uncertainties.
These include, but are not limited to, the following risks: changes in the performance of the financial markets; changes in the demand for and market acceptance of the
Company's products and services; changes in general economic conditions including interest rates, presence of competitors with greater financial resources, and the impact of competitive projects and pricing; the effect of the Company's policies; the continued availability of adequate funding sources; and various legal, regulatory and litigation risks; as well as additional risks factors discussed in the reports filed by the
Company with the SEC, which are available on its website at www.sec.gov.  Except as required by law, the Company undertakes no obligation to update any information.

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 • In 1983, Pacific Premier Bank (the “Bank”)
 was founded and later expanded into
 subprime lending
 • By 1999, growing losses prompted the Bank
 to refocus its strategy
 • In 2000, the current management team
 took over and developed a three phase
 strategic plan to transform the Bank from
 a nationwide subprime lender into a
 traditional Community Bank
 Phase 1 - Recapitalize Pacific Premier
 • Issued $12 million note and warrants
 • Lowered the risk profile of the Bank
 Phase 2 - Return to Profitability
 • Grew the balance sheet
 • Raised $27 million via secondary offering
 • Retired $12 million note
 • Sustained profitability
 Phase 3 - Transition into Commercial Bank
 • Recruit experienced bankers
 • Expand market footprint
 • Offer new products and services
 • Diversify loan and deposit portfolios

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1 Branch in San
Bernardino
County
5 Branches in
Orange County
Headquarters:	Costa Mesa, California
Total Assets:	$847.9 million
Net Loans:	$576.5 million
Total Deposits:	$606.4 million
Regional Focus:	Southern California
Business Focus:	Small and middle market businesses
Branches:	6 locations
As of September 30, 2009
PPBI Branch

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	At or For the Nine Months Ended	At or For the Year Ended December 31,
dollars in thousands, except per share data	September 30, 2009	2008	2007	2006
Balance Sheet
Total assets	$ 847,865	$ 739,956	$ 763,420	$ 730,874
Total loans	584,614	629,019	627,461	608,642
Total deposits	606,382	457,128	386,735	339,449
Total borrowings	176,810	220,210	308,275	326,801
Fully diluted book value per share*	$6.77	$9.60	$9.69	$9.16

Statement of Operations
Net interest income	17,019	21,118	18,266	17,125
Provision for loan losses	5,535	2,241	1,651	531
Net income (loss)	(183)	708	3,619	7,428

Bank Capital Ratios**
Tier 1 Leverage	9.54%	8.71%	8.81%	8.38%
Tier 1 Risk Based	12.98%	10.71%	10.68%	10.94%
Total Risk Based	14.23%	11.68%	11.44%	11.55%

*Proforma, post capital raise at 9/30/09 ** Proforma, post capital raise at 9/30/09 assuming $13.5 million in additional capital to the Bank

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• Core deposit growth through small and middle market
 business focus
• Relationship banking via high service levels
• Offensive capital raise - expansion opportunities
Develop the Bank into one of Southern California’s
top performing commercial banks.

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Texas ratio defined as NPAs / tangible equity plus loan loss reserves; Circle radius represents 100 miles
SoCal Stressed Institutions
Possible failures as of September 30, 2009 within 100 miles of Costa Mesa, California
	Texas Ratio	# of Institutions
Near term	100% +	9
Longer term	50% to 100%	19
Possible near and longer term failures
Texas Ratio > 100%
Texas Ratio b/t 50-100%

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At September 30, 2009
(dollars in millions)

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As of September 30, 2009

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• Overall Underwriting Philosophy:
 • CRE, C&I - business/property and global cash flow
• CRE Loans:
 • Multifamily
 • Commercial
 • No construction, no L&D, no condo conversion, no int. reserves, no repositioning, no covenant lite, no low doc
 • Personal guarantees, cross collateral, cross guarantees
• Portfolio Management
• Collections

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	Average Loan Size	Seasoning (months)	LTV	DCR
Multifamily RE	$ 1,052,000	49	67%	1.20
CRE Investor	$ 1,208,000	42	58%	1.42
CRE Owner	$ 964,000	45	54%	----
C & I	$ 356,000	25	----	----
SBA	$ 107,000	27	----	----
At September 30, 2009

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	12/31/07	12/31/08	09/30/09
Balance	$341.3	$287.6	$284.1
Avg. Bal	$1.087	$1.053	$1.052
DCR	1.17	1.47	1.20
LTV	65	65	67
Rate	6.77%	6.30%	6.20%

County	Bal	LTV	DCR
Los Angeles	$197.8	66%	1.26
Orange	$21.0	63%	1.30
Riv./San Bern.	$25.5	76%	0.87
San Diego	$23.6	68%	1.26
Other *	$16.2	64%	1.17
Total	$284.1	67%	1.20
At September 30, 2009

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	12/31/07	12/31/08	09/30/09
Balance	$142.1	$163.4	$153.4
Avg. Bal	$1.184	$1.202	$1.208
DCR	1.34	1.54	1.42
LTV	62	57	58
Rate	7.25%	7.04%	6.88%
Type	Bal	LTV	DCR
Office	$45.0	60%	1.43
Retail	$46.6	55%	1.41
Industrial	$25.8	63%	1.33
Other	$35.7	57%	1.52
Total	$153.4	58%	1.42
At September 30, 2009

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Peers consist of California commercial banks between $500 million and $1 billion, as of the end of the period covered.
Source: FDIC

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Peers consist of California commercial banks between $500 million and $1 billion, as of the end of the period covered.
Source: FDIC

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Book Value at September 30, 2009
In October, private label MBS totaled $9.0 million.

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• Bank transition gaining momentum
• Outperform peers due to: Credit Culture
• Target rich environment for acquisitions
• Undervalued stock relative to peers

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Questions?
Questions?